UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2024
MACY'S, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	1-13536	13-3324058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
151 West 34th Street, New York, New York 10001
(Address of Principal Executive Offices)
(212) 494-1621
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	M	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.02.    Results of Operations and Financial Condition.
On February 27, 2024, Macy’s, Inc. (“Macy’s” or the “Company”) issued a press release announcing Macy’s financial condition, results of operations and cash flows as of and for the 14 and 53 weeks ended February 3, 2024. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Macy’s reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The press release referred to above contains non-GAAP financial measures of changes in comparable sales on an owned plus licensed basis, earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted net income, and adjusted diluted earnings per share.  Adjusted EBITDA, adjusted net income and adjusted diluted earnings per share exclude certain items that consist of impairment, restructuring and other costs, settlement charges and losses on early retirement of debt.  A section has been included at the end of the press release that contains important additional information regarding these non-GAAP financial measures including reconciliation to the most directly comparable GAAP financial measure
Item 2.05.    Costs Associated With Exit or Disposal Activities.
On February 27, 2024, Macy’s announced that it incurred approximately $1.0 billion in impairment, restructuring and other costs in the fourth quarter of fiscal 2023 primarily related to actions intended to support profitable growth and market share gains, and that align with A Bold New Chapter strategy. These costs consisted of an approximate $950 million non-cash asset impairment charge, primarily related to the approximately 150 locations planned for closure over the next three years and the remaining associated with corporate assets. The remaining $50 million of the approximately $1.0 billion charge consisted of cash expenditures related to employee termination charges, all of which the Company expects to fund by the second quarter of fiscal 2024.
Item 2.06.    Material Impairments.
The information set forth in Item 2.05 above is incorporated herein by reference.
Item 7.01.    Regulation FD Disclosure.
On February 27, 2024, Macy’s issued a press release announcing its new strategy, A Bold New Chapter, designed to return Macy’s to enterprise growth. The full text of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
The information in Exhibit 99.2 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) or otherwise subject to the liabilities of that Section, and shall not be or be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits

99.1	Press Release of Macy's dated February 27, 2024 - Results of Operations and Financial Condition.

99.2	Press Release of Macy’s dated February 27, 2024 - Regulation FD Disclosure.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

MACY'S, INC.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY'S, INC.

Dated: February 27, 2024	By:	/s/ Paul Griscom
	Name:	Paul Griscom
	Title:	Senior Vice President and Controller